UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AVIDBANK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	26-1731009
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1732 North First Street

6th Floor

San Jose, California 95112
(408)200-7390

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-288743

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Avidbank Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) in connection with the registration of its common stock, no par value per share (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the listing of the Common Stock on The Nasdaq Stock Market LLC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the Common Stock of the Company being registered hereunder is set forth under the heading “Description of Capital Stock” contained in the Company’s Registration Statement on Form S-1 (File No. 333-288743), as initially filed with the Securities and Exchange Commission (the “Commission”) on July 18, 2025, as amended, including exhibits, and as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 7, 2025	AVIDBANK HOLDINGS, INC.

	By:	/s/ Patrick Oakes
Patrick Oakes
Executive Vice President and Chief Financial Officer

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